UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

Harvard Apparatus Regenerative Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (774) 233-7300

Biostage, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HRGN	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends and restates in its entirety the Current Report on Form 8-K filed by Harvard Apparatus Regenerative Technology, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on April 15, 2026 (the “Original Report”). The Original Report reported the Company’s entry into a bridge note with Junli He, the Chairman and Chief Executive Officer of the Company, under Item 1.02 (Termination of a Material Definitive Agreement). That transaction was a new material definitive agreement and should have been reported under Item 1.01 (Entry into a Material Definitive Agreement).

This Amendment is being filed to report the matters previously disclosed in the Original Report under the correct Item. Except as set forth in this Amendment, no other changes have been made to the Original Report, and this Amendment does not otherwise modify or update any disclosure contained in the Original Report.

Item 1.01.	Entry into a Material Definitive Agreement.

On April 13, 2026, Harvard Apparatus Regenerative Technology, Inc. (the “Company”) entered into a loan arrangement with Junli He, the Chairman and Chief Executive Officer of the Company (the “Lender”), pursuant to which the Lender agreed to loan the Company an aggregate amount of $300,000 as evidenced by a Bridge Note executed by the Company in favor of, and accepted by, the Lender (the “Bridge Note”).

The Bridge Note accrued interest at an annual fixed rate of 8%, and the principal amount thereof will be due and payable in full, together with all accrued and unpaid interest thereon, on the earlier to occur of a) the closing date (or later date of capital being provided pertaining to such continued offering that the following threshold is tripped) of the Company’s next capital raise that includes gross proceeds of at least $5,000,000 or b) April 13, 2027. The Bridge Note provides for optional conversion at the discretion of the Lender, contains covenants, and provides for certain events of default including if the Company fails to pay when due any amount owed thereunder, fails to comply with any agreement, covenant, condition, provision or term contained therein and other customary events of default.

The foregoing description of the Bridge Note does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K/A with respect to the Bridge Note is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1
Bridge Note dated as of April 13, 2026, by Harvard Apparatus Regenerative Technology, Inc. in favor of Junli He (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 15, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

Date: August 3, 2026	By:	/s/ Joseph L. Damasio, Jr.
Joseph L. Damasio, Jr.
Chief Financial Officer